NEWS RELEASE

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Greg Ehlinger	(812) 376-1935

November 27, 2000	For immediate release

IRWIN FINANCIAL CORPORATION ANNOUNCES

SALE OF TRUST PREFERRED SECURITIES

(Columbus, IN) Irwin Financial Corporation (NASDAQ-NMS: IRWN) today announced its sale of $90 million of Trust Preferred Securities issued by two separate trusts. The preferred securities of IFC Capital Trust II (NASDAQ-NMS: IRWNO) have a distribution rate of 10.50% and a par value of $45 million. The convertible preferred securities of IFC Capital Trust III (NASDAQ-NMS: IRWNN) have a distribution rate of 8.75%, a par value of $45 million, and are convertible into the Corporation's common stock at an initial price of $19.8250 per share.

The underwriting was managed by Stifel, Nicolaus & Company, Incorporated, McDonald Investments Inc., J.J.B. Hilliard, W.L. Lyons, Inc., and Howe Barnes Investments, Inc. Prospectuses may be obtained from Stifel, Nicolaus, 501 N. Broadway, St. Louis, Missouri 63102.

Irwin Financial Corporation (www.irwinfinancial.com) is an interrelated group of specialized financial services companies. The Corporation, through its five major subsidiaries -- Irwin Mortgage Corporation, Irwin Home Equity Corporation, Irwin Union Bank and Trust Company, Irwin Business Finance, and Irwin Ventures Inc. -- provides a broad range of consumer and commercial financial services in selected markets in North America.